Exhibit 31.4

CERTIFICATION

I, Thomas Shea, certify that:

1.              I have reviewed this annual report on Form 10-K of EPIRUS Biopharmaceuticals, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2016	/s/ Thomas Shea
Thomas Shea
Senior Vice President, Chief Financial Officer
and Treasurer
(Principal Financial Officer and Principal